Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2013, relating to the financial statements and financial highlights which appears in the June 30, 2013 Annual Report to Shareholders of Highland Long/Short Equity Fund (formerly Pyxis Long/Short Equity Fund), Highland Long/Short Healthcare Fund (formerly Pyxis Long/Short Healthcare Fund) and Highland Floating Rate Opportunities Fund (formerly Pyxis Floating Rate Opportunities Fund) (three of the funds constituting Highland Funds I (formerly Pyxis Funds I)), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

October 28, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2013, relating to the financial statements and financial highlights which appears in the June 30, 2013 Annual Report to Shareholders of Highland/iBoxx Senior Loan ETF (one of the funds constituting Highland Funds I (formerly Pyxis Funds I)) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

October 28, 2013